EXHIBIT 99

NEWS BULLETIN                            RE: NOBLE ROMAN'S, INC.
                                             1 Virginia Avenue, Suite 800
                                             Indianapolis, IN 46204


FOR ADDITIONAL INFORMATION, CONTACT:
For Media Information: Scott Mobley, President 317/634-3377
For Investor Relations: Paul Mobley, Chairman & CEO 317/634-3377

                  NOBLE ROMAN'S ANNOUNCES INITIATIVES FOR 2008

(Indianapolis, Indiana) - November 26, 2007 - Indianapolis-based Noble Roman's, Inc. (OTC/BB: NROM) today announced management's initiatives for 2008 designed to sustain the company's historical growth trends over the next year and beyond. The company will continue to focus on development of franchises for both non-traditional and traditional locations featuring co- branded Noble Roman's Pizza and Tuscano's Italian Style Subs. In light of recent trends, market conditions and experience, management has developed adjustments in its execution of the company's strategy.

Results of franchising activities at the company's non-traditional venues, such as convenience stores, entertainment facilities, universities and health care facilities, continue to show significant growth potential, with lead generation and franchise inquiries running at historically strong levels. Accordingly, the company has added sales and service capacity to leverage this identified growth potential. In addition to selling franchises for non-traditional locations to new franchisees, the company will seek to expand further within its existing franchisee ranks and market its Tuscano's brand to older, existing single brand units.

As one method of launching its franchise offering for traditional co-branded restaurants, the company has sold 24 development territories across the country to Area Developers. The Area Development agreements entered into thus far provide for the sale of a total of 868 units over multi-year periods as defined in the various individual agreements. The company will continue to market its traditional co-brand business by offering additional development territories. Additionally, the company has also sold 53 traditional cobrand franchises directly to individual franchisees, and will seek to follow this same strategy going forward.

In view of recent experience with the roll-out of the traditional co-brand franchise program, including analysis of the factors underlying two recent unit closings, management believes that the company's traditional co-brand franchise program would be strengthened by several operational enhancements. These enhancements include: more rigorous franchisee selection criteria; a longer, more robust training period for new franchisees; more direct franchisee involvement in the construction and marketing processes; and intensified monitoring and enforcement of operating standards and unit performance. Recognizing that these steps could slow the speed of franchise development within territories covered by existing Area Development agreements, the company intends to offer reasonable accommodations to the exclusive development time frames specified in those agreements so as to align the interests of Area Developers and the company in sustainable growth of the traditional franchise program.

The statements contained in this press release concerning the company's future revenues, profitability, financial resources, market demand and product development are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to the company that are based on the beliefs of the management of the company, as well as assumptions and estimates made by and information currently available to the company's management. The company's actual results in the future may differ materially from those projected in the forward-looking statements due to risks and uncertainties that exist in the company's operations and business environment including, but not limited to: the success of the company's business initiatives and strategies, competitive factors and pricing pressures, shifts in market demand, general economic conditions and other factors, including (but not limited to) changes in demand for the company's products or franchises, the success or failure of individual franchisees and the impact of competitors' actions. Should one or more of these risks or uncertainties adversely affect the company or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended.

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